SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 3, 2011

HOUSTON AMERICAN ENERGY CORP.
(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425 Houston, Texas 77002
(Address of Principal Executive Offices)(Zip Code)

713-222-6966
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As reported in Houston American Energy Corp’s (the “Company”) Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, drilling operations on the Company’s first well on block CPO-4 in Colombia commenced in July 2011.

The well, known as Tamandua #1, was spudded on July 12, 2011 and was proposed to a target depth of 16,300’.  The well was drilled to 6,830’and casing was set for the first section of the well.   Upon drilling the Lower Carbonera section of the well, the well encountered a significant kick from the uppermost pay sand expected in the well (the C-7) between the interval of approximately 12,200’ to 12,500’.  This strong inflow of hydrocarbons forced the well to be shut-in and stabilized.  The well then resumed drilling, but we believe the inflow of hydrocarbons compromised the mud system.

Upon re-entering the hole following a bit change from approximately 13,626’ (C-8 formation) the drill pipe got stuck and twisted off below casing, leaving approximately 1,800’ of drill pipe in the hole.  After numerous trips to recover the lost drill pipe, a decision was made by the operator to sidetrack the well.

Drilling is currently underway in the new side tracked hole, as the original hole only reached the first of the objective target sands.

To alleviate the problems encountered in the first hole, the operator has modified the well program.  These modifications include changes to the mud system, drilling bits and various other changes in the way in which the well will be drilled.

While the Tamandua #1 is taking longer to drill than anticipated, we believe that a significant amount of geological risk has been reduced in the well and we are very encouraged from the strong shows of hydrocarbons (gas and oil) in the first objective sand, the C-7.  In addition, production from fields around this area in the Llanos Basin is generally associated with stacked pay sequences so we are encouraged about the prospects of our lower sands due the first objective sand (the C-7) bearing hydrocarbons.  However, despite the information derived from the initial Tamandua #1 wellbore, there is no assurance that we will locate hydrocarbons in sufficient quantities to be commercially viable.

Disclosures in this Form 8-K may contain forward-looking statements relating to anticipated or expected events, activities, trends or results.  Forward-looking statements, can be identified by the use of forward looking terminology such as "believes," "suggests," "expects," "may," "goal," "estimates," "should," "likelihood," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company’s expectations of the oil and gas in place, drilling schedules and success rates, the reliability of 2D and 3D data, resource information and other performance results, or the likelihood that the Tamandua #1 well will be successful. These statements are made to provide the public with management’s current assessment of the Company’s business, and it should not be assumed that these reserves are proven recoverable as defined by SEC guidelines or that actual drilling results will prove these statements to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this Form 8-K speak only as of the date of this Form 8-K, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: October 3, 2011
	By:	/s/ James J. Jacobs
James J. Jacobs,
Chief Financial Officer